EXHIBIT 99.1

Contact:	Julie Wood 510-262-8757

     ONYX PHARMACEUTICALS REPORTS SECOND QUARTER AND SIX MONTH FINANCIAL RESULTS

RICHMOND, CA – July 31, 2003 – Onyx Pharmaceuticals, Inc. (Nasdaq: ONXX) announced today the results of operations for the second quarter and six months ended June 30, 2003. The company reported a net loss of $11.4 million, or $0.48 per share, for the quarter ended June 30, 2003 compared with a net loss of $11.9 million, or $0.58 per share, for the same quarter in 2002. During the second quarter of 2003, Onyx reported restructuring costs of $2.8 million related to its previously announced decision to discontinue the company’s therapeutic virus program. Without the restructuring charge, the results would show a non-GAAP net loss of $8.5 million, or $0.36 per share, for the second quarter of 2003.

“During the quarter, we made the decision to focus our resources on the development of BAY 43-9006, a promising anticancer agent that we are developing with Bayer Pharmaceuticals Corporation,” said Hollings C. Renton, Chairman and Chief Executive Officer of Onyx. “As we complete the shutdown of our virus program, we expect to recognize additional restructuring costs through the end of the year. Moving forward, the savings generated by the closure of the virus program will be offset by the increasing costs associated with advancing the clinical development of BAY 43-9006.”

For the quarter ended June 30, 2003, Onyx reported no revenue as compared with revenue of $707,000 for the second quarter of last year. The revenue recorded in the second quarter of 2002 reflected research funding received from Warner-Lambert, a subsidiary of Pfizer Inc, for the therapeutic virus collaboration that concluded in September 2002.

Research and development costs decreased by $4.4 million in the second quarter of 2003 versus the comparable period last year. This was the result of decreased expenses associated with the therapeutic virus program, partially offset by an increase related to the development of BAY 43-9006. During the second quarter of 2003, Onyx recorded $2.8 million of restructuring expenses. Of this amount, $2.5 million was due to the termination of the XOMA (US) LLC process development and manufacturing agreement, including a termination fee of $1.0 million, a $1.0 million write-off of the unamortized up-front payment originally made in 2001, and $500,000 of other obligations under the contract. These amounts will be paid out over the 120 day notification period. In addition, Onyx recorded severance-related amounts of $300,000. As a result of these combined actions, total operating costs decreased to $11.3 million in the second quarter of 2003 from $12.9 million in the comparable period last year.

Six-month Results

For the six months ended June 30, 2003, the company reported a net loss of $22.1 million, or $0.95 per share, compared with a net loss of $21.7 million, or $1.11 per share, for the same period in 2002. There were no revenues recorded in the first six months of 2003 as compared to $1.5 million recognized during the first half of last year as the Warner-Lambert collaboration concluded in September 2002. Operating expenses decreased by $1.9 million during the six-month period ended June 30, 2003 as compared to the same period in the prior year. This change reflects lower operating expenses as a result of the company’s decision to terminate its virus program, offset by increases in clinical development costs associated with BAY 43-9006.

Year to date, the company has recorded $3.2 million of restructuring expenses including $2.5 million related to termination of the XOMA process development and manufacturing agreement and $700,000 related to severance costs. In addition, the company recorded $1.1 million for milestone payments to XOMA related to the agreement. Without the restructuring charges and milestone payments, the results would show a non-GAAP net loss of $17.8 million, or $0.76 per share, for the six months ended June 30, 2003.

Onyx believes that the non-GAAP results in this release provide useful information to investors, as they exclude the effects of non-recurring costs related to restructuring that Onyx believes are not indicative of its on-going operations. The non-GAAP information is provided as a complement to results provided in accordance with GAAP and should not be considered superior to, or as a substitute for, GAAP measures.

Onyx Pharmaceuticals is engaged in the development of novel cancer therapies and has proprietary technologies that target the molecular basis of cancer. The company is developing small molecule drugs, including BAY 43-9006 jointly with Bayer Pharmaceuticals Corporation. For more information about Onyx’s pipeline and activities, visit the company’s web site at www.onyx-pharm.com.

This news release contains forward-looking statements regarding expectations as to timing and amount of any restructuring charges; cost savings or clinical development expenses; the company’s plans as to the development of BAY 43-9006, including further clinical testing and the timing of such clinical trials; and the company’s expectations or beliefs of the commercial potential of BAY 43-9006. These forward-looking statements involve a number of risks and uncertainties that could cause actual events to differ from the company’s expectations. These risks are addressed in the company’s periodic reports filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K filed on March 25, 2003 and its Quarterly Reports on Form 10-Q.

ONYX PHARMACEUTICALS, INC.
SUMMARY FINANCIAL INFORMATION
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	June 30,

	2003				2002

	GAAP (1)	Adjustments		Non-GAAP (2)	GAAP

Total revenue	$—	$—		$—	$707
Operating expenses:
Research and development	6,944	(100	) (3)	6,844	11,357
General and administrative	1,563	—		1,563	1,549
Restructuring	2,759	(2,759	) (4)	—	—

Total operating expenses	11,266	(2,859)		8,407	12,906

Loss from operations	(11,266)	2,859		(8,407)	(12,199)
Interest income	135	—		135	320
Other income (expense)	(275)	—		(275)	—

Net loss	$(11,406)	$2,859		$(8,547)	$(11,879)

Basic and diluted net loss per share	$(0.48)			$(0.36)	$(0.58)

Shares used in computing basic and diluted net loss per share	23,820			23,820	20,355

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP amounts exclude restructuring costs and a milestone payment to XOMA (US) LLC related to the company’s process development and manufacturing agreement.

(3)	Amount represents a milestone payment to XOMA.

(4)	Amount represents restructuring costs related to the discontinuation of the company’s therapeutic virus program.

ONYX PHARMACEUTICALS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data amount)
(unaudited)

	Six Months Ended
	June 30,

	2003				2002

	GAAP (1)	Adjustments		Non-GAAP (2)	GAAP

Total revenue	$—	$—		$—	$1,537
Operating expenses:
Research and development	16,061	(1,100	)(3)	14,961	21,106
General and administrative	2,865	—		2,865	2,942
Restructuring	3,201	(3,201	)(4)	—	—

Total operating expenses	22,127	(4,301)		17,826	24,048

Loss from operations	(22,127)	4,301		(17,826)	(22,511)
Interest income	308	—		308	664
Other income (expense)	(275)	—		(275)	175

Net loss	$(22,094)	$4,301		$(17,793)	$(21,672)

Basic and diluted net loss per share	($0.95)			($0.76)	($1.11)

Shares used in computing basic and diluted net loss per share	23,274			23,274	19,459

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP amounts exclude restructuring costs and milestone payments to XOMA related to the company’s process development and manufacturing agreement.

(3)	Amount represents milestone payments to XOMA.

(4)	Amount represents restructuring costs related to the January 2003 reduction in force and the discontinuation of the therapeutic virus program announced in June 2003.

ONYX PHARMACEUTICALS, INC.
CONDENSED BALANCE SHEET

(in thousands)

	June 30,	Dec. 31,
	2003	2002
	(unaudited)	(1)

Assets
Cash, cash equivalents and marketable securities	$28,963	$39,833
Other current assets	1,107	1,351

Total current assets	30,070	41,184
Property and equipment, net	2,314	2,834
Other assets	676	2,223

Total assets	$33,060	$46,241

Liabilities and stockholders’ equity
Current liabilities	$10,220	$12,457
Advance from partner	5,000	5,000
Stockholders’ equity	17,840	28,784

Total liabilities and stockholders’ equity	$33,060	$46,241

(1)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002